SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 8, 2005

CNB FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	2-88511	25-1450605
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

County National Bank
1 South Second Street
PO Box 42
Clearfield, Pennsylvania 16830
(Address of principal executive offices)

        Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

         Press Release Announcing: First Quarter Dividend

Item 9.01.  Financial Statements and Exhibits

        The Board of Directors of CNB Financial Corporation has announced the declaration of a 13 cent per share quarterly dividend payable on March 15, 2005 to shareholders of record on March 3, 2005.

       (a)   Exhibits:

Exhibit 99   News Release announcing first quarter dividend.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

         CNB Financial Corporation

Date: February 9, 2005	By: /s/ Joseph B. Bower, Jr. Joseph B. Bower, Jr. Treasurer

Exhibit Index

Number                        Description

Exhibit 99                               News Release announcing first quarter dividend.

Exhibit 99

News Release

CCNE NASDAQ L I S T E D	Contact: Joseph B. Bower, Jr. Treasurer (814) 765-9621

CNB FINANCIAL ANNOUNCES FIRST QUARTER DIVIDEND
CLEARFIELD, PENNSYLVANIA – February 8, 2005

The Board of Directors of CNB Financial Corporation has announced the declaration of a 13 cent per share quarterly dividend payable on March 15, 2005 to shareholders of record on March 3, 2005.

CNB Financial Corporation is a $741 million bank holding company headquartered in Clearfield, PA. It conducts business principally through County National Bank whose market area includes twenty convenient office locations in six counties of Pennsylvania.

For further information regarding the stock of CNB Financial Corporation, please call (814) 765-9621, County National Bank Stock Transfer Department or contact any brokerage firm. The identifying symbol for this security is CCNE.

County National Bank’s website is www.bankcnb.com.

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